UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NEPHROS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3971809
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3960 Broadway, New York, New York	10032
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration file number to which this form relates: 333-116162

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $0.001 par value per share.

(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The information required by Item 202 of Regulation S-K is contained in the Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-116162) (the “Registration Statement”) of Nephros, Inc. (the “Company”), filed with the Securities and Exchange Commission on September 10, 2004, under the caption “Description of Securities” which is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number		Description

3.1	***	Form of Amended and Restated Certificate of Incorporation of the Registrant.

3.2	**	Amended and Restated By-laws of the Registrant.

4.1	*	Specimen of Common Stock Certificate of the Registrant.

4.2	**	Form of Underwriter’s Warrant.

4.3	*	Form of Convertible Promissory Note due August 7, 2002.

4.4	*	Form of Senior Convertible Bridge Notes due 2004.

4.5	*	Class C Warrant for the Purchase of Shares of Common Stock, dated September 22, 2003, issued to Joseph Giamanco by the Registrant.

4.6	*	Class C Warrant for the Purchase of Shares of Common Stock, dated September 22, 2003, issued to George Hatsopoulous by the Registrant.

4.7	*	Stock Purchase Warrant, dated June 19, 2002, issued to Plexus Services Corp. by the Registrant.

4.8	*	Class A Warrant for the Purchase of Shares of Common Stock, dated August 5, 2002, issued to Lancer Offshore, Inc.

*	Incorporated herein by reference to the identically numbered exhibit to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on July 20, 2004.

**	Incorporated herein by reference to the identically numbered exhibit to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on August 26, 2004.

***	Incorporated herein by reference to the identically numbered exhibit to the Registrant’s Amendment No. 3 to Registration Statement on Form S-1, filed on September 10, 2004.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEPHROS, INC.

Date: September 10, 2004	By:	/s/ Norman J. Barta
Name: Norman J. Barta Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number		Description

3.1	***	Form of Amended and Restated Certificate of Incorporation of the Registrant.

3.2	**	Amended and Restated By-laws of the Registrant.

4.1	*	Specimen of Common Stock Certificate of the Registrant.

4.2	**	Form of Underwriter’s Warrant.

4.3	*	Form of Convertible Promissory Note due August 7, 2002.

4.4	*	Form of Senior Convertible Bridge Notes due 2004.

4.5	*	Class C Warrant for the Purchase of Shares of Common Stock, dated September 22, 2003, issued to Joseph Giamanco by the Registrant.

4.6	*	Class C Warrant for the Purchase of Shares of Common Stock, dated September 22, 2003, issued to George Hatsopoulous by the Registrant.

4.7	*	Stock Purchase Warrant, dated June 19, 2002, issued to Plexus Services Corp. by the Registrant.

4.8	*	Class A Warrant for the Purchase of Shares of Common Stock, dated August 5, 2002, issued to Lancer Offshore, Inc.

*	Incorporated herein by reference to the identically numbered exhibit to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on July 20, 2004.

**	Incorporated herein by reference to the identically numbered exhibit to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on August 26, 2004.

***	Incorporated herein by reference to the identically numbered exhibit to the Registrant’s Amendment No. 3 to Registration Statement on Form S-1, filed on September 10, 2004.